RESTATED
                                    --------
                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                              ATLAS MINING COMPANY
                              --------------------

     KNOW ALL MEN BY THESE PRESENTS: That we, the board of directors of Atlas Mining Company, as authorized by an affirmative vote by the majority of the shareholders at a shareholders meeting held on November 19, 1998, do hereby present the following for the purposes of restating the articles of incorporation of Atlas Mining Company, an Idaho corporation, originally filed under file number C14572 on March 4, 1924, and we hereby certify:

                                       I.

     The  name  of  this  corporation  is:  ATLAS  MINING  COMPANY

                                       II.

     The purposes for which said corporation is formed are to locate, acquire, buy, hold, sell, lease, bond and otherwise deal in and dispose of mines and mining claims; also to hold, work, develop and mine such mines and mining claims, including the mining, extracting, milling, concentrating and reducing all ores and minerals so extracted and mined, and the selling and disposing of the same; also to locate, buy, acquire, hold, sell, lease, bond and otherwise dispose of millsites, and erect mills, concentrating plants and reduction works and buy and sell the same, and buy and sell real estate and otherwise deal in real estate, including the leasing and mortgaging the same; also to locate, buy, acquire, appropriate, water and lay out water rights, ditches, canals, flumes, and other conduits for carrying water; also to locate, build, hold, sell, lease and otherwise acquire, hold and sell roads, railroads, tramways and other means of and for travel and the transportation of people and property, and the said corporation shall have full power to do a general mining and milling business and everything usually done in the connection with such business and that may be necessary, profitable or convenient in furthering the interest of said corporation in carrying out the purpose for which it is formed or organized; also power and authority to maintain stores, deal in, buy and sell merchandise and do a general merchandise business in connection with its said mining business and deal in ores, mines and minerals and real estate, and in short do a general mining, real estate and merchandise business. Said corporation shall also have the right and power to buy stocks and bonds in other mining corporations and deal in stocks, bonds and other securities, and to mortgage any property which it may acquire or hold, and take mortgages and bonds upon all kinds of property, both real and personal, as security for money which it may loan to other corporations or persons or for any indebtedness or obligation of any other corporation or person to it.

                                      III.

The place where its principal business is to be transacted is Shoshone County, Idaho.

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF

                              ATLAS MINING COMPANY.
                              ---------------------


     KNOW ALL MEN BY THESE PRESENTS: That we, Donald A. Callahan and Helen A. McAllister, residents of the County of Shoshone and State of Idaho, and W. Earl Greenough, a resident of the County of Spokan, State of Washington, do hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of Idaho, and we hereby certify:

                                       I.

     The  name  of  this  corporation  is:  ATLAS  MINING  COMPANY.

                                       II.

     The purposes for which said corporation is formed are to locate, acquire, buy, hold, sell, lease, bond and otherwise deal in and dispose of mines and mining claims; also to hold, work, develop and mine such mines and mining claims, including the mining, extracting, milling, concentrating and reducing all ores and minerals so extracted and mined and the selling and disposing of the same; also to locate, buy, acquire, hold, sell, lease, bond and otherwise dispose of millsites, and erect mills, concentrating plants and reduction works and buy and sell the same, and buy and sell real estate and otherwise deal in real estate, including leasing and mortgaging the same; also to locate, buy, acquire, appropriate, water and lay out water rights, ditches, canals, flumes, and other conduits for carrying water; also to locate, build, hold, sell, lease and otherwise acquire, hold and sell roads, railroads, tramways and other means of and for travel and the transportation of people and property, and the said corporation shall have full power to do a general mining and milling business and everything usually done in connection with such business and that may be necessary, profitable or convenient in furthering the interests of said corporation in carrying out the purpose for which it is formed or organized; also power and authority to maintain stores, deal in, buy and sell merchandise and do a general merchandise business in connection with its said mining business and deal in ores, mines and minerals and real estate, and in short do a general mining, real estate and merchandise business. Said corporation shall also have the right and power to buy stock and bonds in other mining corporations and deal in stocks, bonds and other securities, and to mortgage any property which it may acquire or hold, and take mortgages and bonds upon all kinds of property, both real and personal, as security for money which it may loan to other corporations or persons or for any indebtedness or obligation of any other corporation or person to it.

                                      III.

     The place where its principal business is to be transacted is Wallace, Shoshone County, Idaho.

                                       IV.

     The  corporation  shall  exist  for  Fifty  Years.

                                       V.

     The  number  of  directors  shall  be  five.

                                       VI.

     The amount of its capital stock shall be Two Million Dollars divided into Two Million shares of the par value of One Dollar each.

                                      VII.

     The amount of the capital stock which has been actually subscribed is Thirty Dollars and the following are the names of the persons who have subscribed for said stock and the amount and number of shares subscribed for by each of the said subscribers, to wit:

     Name                       Number of Shares                    Amount.
     Donald A. Callahan                10                            $10.00
     Helen A. McAllister               10                             10.00
     W. Earl Greenough                 10                             10.00

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 1st day of March, A. D. 1924.


                              /s/  Donald  A.  Callahan          (SEAL)
                              -------------------------

                              /s/  Helen  A.  McAllister         (SEAL)
                              --------------------------

                              /s/  W.  Earl  Greenough           (SEAL)
                              --------------------------

STATE  OF  IDAHO      )
                      )  ss.
COUNTY  OF  SHOSHONE  )


     On this 1st day of March, A. D., 1924, before me, ________________________, a Notary Public in and for the County of Shoshone, State of Idaho, personally appeared DONALD A. CALLAHAN, HELEN A. McALLISTER, and W. EARL GREENOUGH, known to me to be the persons whose names are subscribed to the within instrument and so acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate written.


                                        /s/
                                        --------------------------
                                              Notary  Public.

STATE  OF  IDAHO      )
                      )  ss.
COUNTY  OF  SHOSHONE  )

     DONALD A. CALLAHAN and HELEN A. McALLISTER, the persons whose names are signed to the foregoing ARTICLES OF INCORPORATION, each disposes and says that he is and for more than one year last past has been a bona fide resident of the County of Shoshone, State of Idaho.


                                        /s/
                                        -------------------------
                                        /s/
                                        -------------------------



Subscribed  and  sworn  to  before  me
This  last  day  of  March,  A.  D.  1924.
/s/
------------------------------------------
Notary  Public  for  the  State  of  Idaho,
Residing  at  Wallace,  Idaho.